      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 14, 1998
                                                    REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON. D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                             CKE RESTAURANTS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               DELAWARE                                   5812                                  33-0602639
    (STATE OR OTHER JURISDICTION OF           (PRIMARY STANDARD INDUSTRIAL                   (I.R.S. EMPLOYER
    INCORPORATION OR ORGANIZATION)             CLASSIFICATION CODE NUMBER)                IDENTIFICATION NUMBER)

                          1200 NORTH HARBOR BOULEVARD
                           ANAHEIM, CALIFORNIA 92801
                                 (714) 774-5796
   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                                ANDREW F. PUZDER
                  EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                             CKE RESTAURANTS, INC.
             1200 NORTH HARBOR BOULEVARD, ANAHEIM, CALIFORNIA 92801
                                 (714) 774-5796
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE OF
                               AGENT FOR SERVICE)

                                   COPIES TO:
                             C. CRAIG CARLSON, ESQ.
                            J. MICHAEL VAUGHN, ESQ.
                        STRADLING YOCCA CARLSON & RAUTH
                            660 NEWPORT CENTER DRIVE
                        NEWPORT BEACH, CALIFORNIA 92660
                                 (714) 725-4000

          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:
     From time to time after this Registration Statement becomes effective.

     If the only securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                        CALCULATION OF REGISTRATION FEE

======================================================================================================================
TITLE OF EACH CLASS                                     PROPOSED MAXIMUM      PROPOSED MAXIMUM
OF SECURITIES TO BE                 AMOUNT TO BE       OFFERING PRICE PER    AGGREGATE OFFERING        AMOUNT OF
REGISTERED                           REGISTERED             SHARE(1)              PRICE(1)          REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value      4,500,000 shares           $32.69             $147,105,000            $43,396
======================================================================================================================

---------------
(1) The offering price is estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c), and is based upon the average of the high and low sale prices reported on the New York Stock Exchange on May 12, 1998, which average was $32.69 per share.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS                                                 SUBJECT TO COMPLETION
                                                              DATED MAY 14, 1998

                             CKE RESTAURANTS, INC.
                                4,500,000 SHARES
                                  COMMON STOCK
                           (PAR VALUE $.01 PER SHARE)

     This Prospectus relates to 4,500,000 shares (the "Shares") of the Common Stock, par value $.01 per share ("Common Stock"), of CKE Restaurants, Inc. (the "Company") which may be offered and issued by the Company from time to time in connection with the acquisition by the Company directly, or indirectly through subsidiaries, of various businesses or assets, or interests therein. The Shares may be issued in mergers or consolidations, in exchange for shares of capital stock, partnership interests or other assets representing an interest, direct or indirect, in other companies or other entities, or in exchange for tangible or intangible assets, including, without limitation, assets constituting all or substantially all of the assets and businesses of such entities. Shares may also be reserved for issuance pursuant to, or offered, issued and sold upon exercise or conversion of, warrants, options, convertible debt obligations, equity securities, contingent rights or other similar instruments or rights issued by the Company from time to time in connection with any such acquisition. In certain instances, the Company may guaranty that some or all of the aggregate net proceeds from the sale of Shares during a limited period following their issuance will not be less than the valuation used for purposes of their issuance, or a specific amount related to such valuation, and may make up any shortfall (including any shortfall attributable to brokers' commissions and selling expenses) by issuing additional Shares under this Prospectus or in cash.

     It is expected that the terms of acquisitions involving the issuance of Shares will be determined by direct negotiations with the owners or controlling persons of the businesses or assets to be acquired, and that the Shares so issued will be valued at prices based on or related to market prices for the Common Stock on the New York Stock Exchange, Inc. (the "NYSE") at or about the time the terms of an acquisition are agreed upon or at or about the time of delivery of such Shares, or based on average market prices for periods ending at or about such times. No underwriting discounts or commissions will be paid, although brokers' or finders' fees may be paid from time to time with respect to specific acquisitions; under some circumstances, the Company may issue Shares in full or partial payment of such fees. Any person receiving any such fees may be deemed to be an underwriter within the meaning of the United States Securities Act of 1933, as amended (the "Securities Act").

     With the consent of the Company, this Prospectus may also be used by persons ("Selling Stockholders") who have received or will receive Shares in connection with acquisitions and who may wish to sell such Shares under circumstances requiring or making desirable its use. See "Resales of Shares."

     The Shares will, prior to their issuance, be listed on the NYSE subject to official notice of issuance. The Common Stock is traded under the symbol "CKR". The last reported sale price of the Common Stock on the NYSE on May 12, 1998 was $32.69 per share.

   SEE "RISK FACTORS" BEGINNING ON PAGE 4 FOR A DISCUSSION OF CERTAIN FACTORS
              THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.

   THE SECURITIES OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED
  UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this Prospectus is May     , 1998.

                           FORWARD-LOOKING STATEMENTS

     The information contained and incorporated by reference herein contains forward-looking statements that involve a number of risks and uncertainties. A number of factors could cause results to differ materially from those anticipated by such forward-looking statements. These factors include, but are not limited to, the competitive environment in the quick-service restaurant industry in general and in the Company's specific market areas, changes in prevailing interest rates and the availability of financing, inflation, changes in costs of goods and services, economic conditions in general and in the Company's specific market areas, and uncertainties related to the Company's acquisitions of Hardee's and FEI (as each is defined herein). In addition, such forward-looking statements are necessarily dependent upon assumptions, estimates and data that may be incorrect or imprecise. Accordingly, any forward-looking statements included or incorporated by reference herein do not purport to be predictions of future events or circumstances and may not be realized. Forward-looking statements can be identified by, among other things, the use of forward-looking terminology such as "believes," "contemplates," "expects," "may," "will," "should," "would," "seeks," "pro forma," or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategies, plans or intentions. The accompanying information contained and incorporated by reference in this Prospectus, including without limitation the information set forth under the heading "Risk Factors", identifies important factors that could cause such differences.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), as amended, and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's Regional Offices at 7 World Trade Center, Suite 1300, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Information on the operation of the public reference facilities can be obtained by calling the Commission at 1-800-SEC-0330. Copies of these materials can be obtained from the Commission at prescribed rates by writing to the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains an Internet Web site that contains certain reports, proxy statements and other information regarding issuers like the Company who file electronically with the Commission. The address of that site is http://www.sec.gov. The Common Stock is listed on the NYSE. The reports, proxy statements and other information filed by the Company with the Commission may also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

     The Company has filed with the Commission a registration statement on Form S-4 (including all amendments, exhibits and schedules thereto, the "Registration Statement"), with respect to the offering made hereby. As permitted by the rules and regulations of the Commission, this Prospectus omits certain information contained in the Registration Statement. Such additional information may be obtained from the Commission's principal office in Washington, D.C. as set forth above. For further information, reference is made to the Registration Statement. Statements contained in this Prospectus as to the contents of any agreement, instrument or other document are not necessarily complete, and, in each instance, reference is made to the copy of such agreement, instrument or document filed as an exhibit to the Registration Statement, incorporated by reference into this Prospectus or otherwise filed with the Commission, each such statement being qualified in its entirety by such reference. Additional updating information with respect to the Company may be provided in the future by means of appendices or supplements to this Prospectus.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following reports and other documents previously filed by the Company with the Commission under the Exchange Act are incorporated by reference in this
Prospectus:

     (a) the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1998;

     (b) the Company's Current Reports on Form 8-K dated July 15, 1997, January 15, 1998, February 19, 1998, March 2, 1998, March 10, 1998, March 16, 1998 and
April 1, 1998.

     All reports and other documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering to which this Prospectus relates shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide, without charge, to each person to whom a copy of this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been or may be incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Such requests should be directed to CKE Restaurants, Inc., Attn: General Counsel, 1200 North Harbor Boulevard, Anaheim, California 92801 (telephone (714) 774-5796).

                                  THE COMPANY

     The Company is a leading nationwide owner, operator and franchisor of quick-service restaurants with 3,981 branded restaurant units operating as of January 26, 1998, primarily under the Carl's Jr. and Hardee's brand names. Based on domestic system-wide sales, the Company's Hardee's and Carl's Jr. chains are the fourth and seventh largest quick-service hamburger restaurant chains in the United States, respectively. The Company also owns and operates quick-service Mexican restaurants under the Taco Bueno brand name.

     - Carl's Jr.(R) -- Carl's Jr. was founded in 1956 and is located primarily in the Western United States, with a leading market presence in California. The Carl's Jr. menu features several charbroiled hamburgers, chicken sandwiches, steak sandwiches and other signature items, including the Famous Star, Western Bacon Cheeseburger(R), Super Star(R), Charbroiler Chicken Sandwiches(R), Crispy Chicken Sandwiches and the Charbroiled Sirloin Steak Sandwich. The Company believes that Carl's Jr. maintains a strong price-value image with its customers because its menu items are generally made-to-order, meet exacting quality standards, are offered in generous portions and have a strong reputation for quality and taste. As of January 26, 1998, the Carl's Jr. system included 708 restaurants, of which 443 were operated by the Company and 265 were operated by the Company's franchisees and licensees.

     - Hardee's(R) -- Hardee's, which was acquired by the Company in July 1997, was founded in 1961 and has a leading market presence in the Southeastern and Midwestern United States. Hardee's strength is its breakfast menu, generating approximately 30% of its overall revenues, which is one of the highest percentages in the quick-service hamburger restaurant industry. Hardee's breakfast menu features made-from-scratch biscuits, biscuit breakfast sandwiches and other items such as hash rounds and breakfast platters. The current Hardee's lunch and dinner menu includes hamburgers and fried chicken. Since its acquisition of Hardee's, the Company's management has implemented certain improvements to the Hardee's menu by streamlining its product offerings and is in the process of adding in selected markets certain Carl's Jr. lunch and dinner menu items to complement Hardee's strong breakfast menu. As of January 26, 1998, the Hardee's system included 3,038 restaurants, of which 863 were operated by the Company and 2,175 were operated by the Company's franchisees and licensees. On April 1, 1998, the Company acquired Flagstar Enterprises, Inc. ("FEI"), an operator of 557 Hardee's restaurants located in the Southeast and the largest franchisee of the Hardee's system (the "FEI Acquisition"). As a result of the FEI Acquisition, 1,420 of the 3,038 Hardee's restaurants operated as of January 26, 1998 are operated by the Company and 1,618 are operated by the Company's franchisees and licensees.

     - Taco Bueno(R) -- The Company owns and operates 109 Taco Bueno quick-service Mexican restaurants located in Texas and Oklahoma. Taco Bueno seeks to differentiate itself from its principal competitors by offering a diverse menu featuring generous portions of freshly prepared, high quality food items. In addition to typical quick-service Mexican offerings, such as burritos, tacos, tostadas and combination meals, Taco Bueno features a number of signature menu items, such as its Chicken Taco Salad and Mucho Burrito Platter.

     The Company's principal executive offices are located at 1200 North Harbor Boulevard, Anaheim, California 92801, and its telephone number is (714) 774-5796. References herein to the Company refer to CKE Restaurants, Inc. and its subsidiaries, unless the context requires otherwise.

                                  RISK FACTORS

     In addition to the other information set forth and incorporated by reference in this Prospectus, prospective investors should consider carefully the following factors relating to the business of the Company, before acquiring the securities offered hereby.

     Uncertainties Related to the Integration of Hardee's and FEI. The acquisition of Hardee's significantly increased the size of the Company. Managing the Company and integrating the acquired business operations of Hardee's will continue to present a significant challenge to the Company's management. Historically, Hardee's has been a well-established but underperforming brand which has recently experienced declining system-wide same-store sales and a declining market share in the quick-service hamburger restaurant industry. The Company continues to evaluate the restaurant operations of Hardee's and various short- and long-term strategic considerations in the process of assessing the extent to which Hardee's restaurant operations will be integrated, restructured or otherwise modified by the Company. One of the objectives of the Company's turnaround strategies for Hardee's is to stem the recent negative operating trends experienced by Hardee's. However, there can be no assurance that these strategies will be successful. If the Company is unable to achieve anticipated improvements in restaurant-level operating margins or reductions in corporate overhead costs in its Hardee's operations on a timely basis, cash flows generated from Hardee's operations may not be adequate to support the Company's turnaround strategies for Hardee's, some of which require significant capital expenditures. The Company's success will also depend, in part, on its Hardee's franchisees. Hardee's franchisees are not required to participate in implementing the Company's strategies and there can be no assurance that Hardee's franchisees will participate. Lack of participation by Hardee's franchisees in implementing the Company's strategies could delay or limit the success of the Company's strategies. Restructuring and integrating the restaurant operations of Hardee's will require the dedication of significant capital and management resources, which may cause an interruption of, or a loss of momentum in, the activities of the Company. The difficulties of such restructuring and integration may be increased by the necessity of coordinating geographically separate organizations and selectively introducing the Carl's Jr. brand into markets in which Carl's Jr. restaurants have never operated, all of which, together with other factors beyond the Company's control, may adversely affect the cost, implementation, execution and timing of the Company's turnaround strategies for Hardee's. Failure to effectively accomplish the integration of the Company's operations or to improve Hardee's results of operations could have a material adverse effect on the Company's financial condition and results of operations.

     The FEI Acquisition results in another significant increase in the size of the Company. Integrating the acquired business operations of FEI also presents a significant challenge to the Company's management, and may affect the implementation and timing of the Company's turnaround strategies for Hardee's. The Company believes that the FEI Acquisition will help the Company achieve a greater degree of control over the entire Hardee's system; however, no assurances can be given that the Company will realize the benefits it anticipates from the FEI Acquisition or that the FEI Acquisition will not adversely affect the Company's financial condition or results of operations.

     Increased Leverage. In order to finance the Hardee's acquisition and to make borrowings available to the Company for working capital and other corporate purposes, in July 1997 the Company entered into a term loan facility of $75.0 million (the "Term Loan Facility") and a $225.0 million revolving credit facility (the "Revolving Credit Facility" and, collectively with the Term Loan Facility, the "Senior Credit Facility"). As of January 26, 1998, borrowings of $67.5 million remained outstanding under the Term Loan Facility and borrowings of $71.0 million remained outstanding under the Revolving Credit Facility. On April 1, 1998, the Company amended the Senior Credit Facility to increase the aggregate principal amounts of the lenders' commitments under the Term Loan Facility to $250.0 million and under the Revolving Credit Facility to $250.0 million. The Company incurred borrowings of $213.2 million thereunder to finance a portion of the purchase price of the FEI Acquisition. In addition, in March 1998 the Company completed a private placement of $197.2 million aggregate principal amount of 4 1/4% Convertible Subordinated Notes due 2004 (the "Notes"), the net proceeds of which were also used to finance the FEI acquisition. As a result, the ratio of the Company's long-term debt to its total capitalization at January 26, 1998 has increased from 28.2% to 56.5%, as adjusted to give pro forma effect to the FEI Acquisition and related financing transactions. The

Company's increased degree of leverage could have important consequences to investors, including the following: (i) the Company's ability to obtain additional financing for working capital, capital expenditures, acquisitions and general corporate purposes may be decreased in the future; (ii) an increased portion of the Company's cash flow from operations will be dedicated to the payment of principal and interest on its indebtedness, thereby reducing the funds available to the Company for other purposes; (iii) most of the Company's borrowings are and will continue to be at variable rates of interest (including borrowings under the Senior Credit Facility), which exposes the Company to the risk of increased interest rates; (iv) the Company may be substantially more leveraged than certain of its competitors, which may place the Company at a competitive disadvantage; and (v) the Company's substantial degree of leverage may limit its flexibility to adjust to changing market conditions, reduce its ability to withstand competitive pressures and make it more vulnerable to a downturn in general economic conditions or its businesses. The Company's ability to make scheduled payments or to refinance its obligations with respect to its indebtedness, and to comply with the financial covenants and other obligations under its debt instruments, will depend on its financial and operating performance, which in turn will be subject to economic conditions and to financial, business and other factors beyond its control. There can be no assurance that the Company's operating results, cash flow and capital resources will be sufficient for payment of its indebtedness in the future.

     Risks Associated with Growth Strategy. The Company's growth strategy includes, among other things, opening additional Company-operated and franchised restaurants, dual-branding its restaurant concepts and remodeling its restaurants. The success of the Company's growth strategy will depend on numerous factors, many of which are beyond the control of the Company and its franchisees, including the hiring, training and retention of qualified management and other restaurant personnel, the ability to obtain necessary governmental permits and approvals, the availability of appropriate financing and general economic conditions. The Company and its franchisees face competition from other restaurant operators, retail chains, companies and developers for desirable site locations, which may adversely affect the cost, implementation and timing of the Company's expansion plans. To manage its planned expansion, the Company must ensure the continuing adequacy of its existing systems and procedures, including its supply and distribution arrangements, restaurant management, financial controls and information systems.

     The Company's growth will also depend in part on its ability to increase sales at existing restaurants. In addition to its turnaround strategies for Hardee's, the Company expects to continue remodeling and upgrading equipment at its Hardee's restaurants. The Company has substantially completed its remodeling program for its Company-operated Carl's Jr. restaurants and plans to convert at least 60 of its Carl's Jr. restaurants to Carl's Jr./Green Burrito dual-brand restaurants in each of the next three years. The Company will incur significant capital expenditures in remodeling and converting restaurants and will experience a loss of revenues during the brief periods of time that restaurants are closed for remodeling or conversion. There can be no assurance that such remodels and conversions will increase the revenues generated by these restaurants or, even if revenues are increased, that such increases will be sustainable. In addition, although the sales results experienced by the Company-operated Carl's Jr. restaurants that have been remodeled or converted to dual-brand restaurants have generally been favorable to date, there can be no assurance that such favorable sales results are sustainable or that they are indicative of sales results that will be achieved by restaurants to be remodeled or converted in the future. There can also be no assurance that the Company will be able to achieve same-store sales increases in its Company-operated restaurants.

     Environmental Matters. The Company is subject to federal, state and local laws, regulations and ordinances that (i) govern activities or operations that may have adverse environmental effects, such as discharges to air and water, as well as handling and disposal practices for solid and hazardous wastes, and (ii) impose liability for the costs of cleaning up, and certain damages resulting from, sites of past spills, disposals or other releases of hazardous materials (together, "Environmental Laws"). In particular, under applicable Environmental Laws, the Company may be responsible for remediation of environmental conditions and may be subject to associated liabilities (including liabilities resulting from lawsuits brought by private litigants) relating to its restaurants and the land on which its restaurants are located, regardless of whether the Company leases or owns the restaurants or land in question and regardless of whether such environmental conditions were created by the Company or by a prior owner or tenant. There can be no assurance that environmental conditions relating to prior, existing or future restaurants or restaurant sites will not have a material adverse effect on the Company.

     Risks Related to Acquisition Strategy. Although the Company is not currently contemplating any significant additional acquisitions of other restaurant companies, it will continue to evaluate investment opportunities in other restaurant companies. Acquisitions involve a number of risks that could adversely affect the Company's operating results, including the diversion of management's attention, the assimilation of the operations and personnel of the acquired companies, the amortization of acquired intangible assets and the potential loss of key employees. No assurance can be given that any acquisition or investment by the Company will not materially and adversely affect the Company or that any such acquisition or investment will enhance the Company's business. If the Company determines to make any significant acquisitions of, or investments in, other businesses, the Company may be required to sell additional equity or debt securities or obtain additional credit facilities. The sales, if any, of additional equity or convertible debt securities could result in additional dilution to the Company's stockholders.

     Competition. The food service industry is intensely competitive with respect to the quality and value of food products offered, concept, service, price, dining experience and location. The Company primarily competes with major restaurant chains, some of which dominate the quick-service restaurant industry, and also competes with a variety of other food service companies and fast-food restaurants. The Company's competitors also include a variety of mid-price, full-service casual dining restaurants, health and nutrition-oriented restaurants, delicatessens and prepared food stores, as well as supermarkets and convenience stores. Many of the Company's competitors have substantially greater financial, marketing and other resources than the Company, which may give them certain competitive advantages. Certain of the major quick-service restaurant chains have increasingly offered selected food items and combination meals at discounted prices. In recent years, the Company's restaurant sales were adversely affected by aggressive promotions and price reductions by its competitors. Future changes in the pricing or other marketing strategies of one or more of the Company's competitors could have a material adverse effect on the Company's financial condition and results of operations. As the Company's competitors expand operations, competition can be expected to intensify. Such increased competition could have a material adverse effect on the Company's financial condition and results of operations.

     Food Service Industry. Food service businesses are often affected by changes in consumer tastes, national, regional and local economic conditions and demographic trends. The performance of individual restaurants may be adversely affected by factors such as traffic patterns, demographics and the type, number and location of competing restaurants. Multi-unit food service businesses such as the Company's can also be materially and adversely affected by publicity resulting from poor food quality, illness, injury or other health concerns or operating issues stemming from one restaurant or a limited number of restaurants or from consumer concerns with respect to the nutritional value of quick-service food. Dependence on frequent deliveries of fresh produce and groceries subjects food service businesses such as the Company's to the risk that shortages or interruptions in supply, caused by adverse weather or other conditions, could adversely affect the availability, quality and cost of ingredients. In addition, unfavorable trends or developments concerning factors such as inflation, increased food, labor and employee benefit costs (including increases in hourly wage and unemployment tax rates), increases in the number and locations of competing quick-service restaurants, regional weather conditions and the availability of experienced management and hourly employees may also adversely affect the food service industry in general and the Company's financial condition and results of operations in particular. Changes in economic conditions affecting the Company's customers could reduce traffic in some or all of the Company's restaurants or impose practical limits on pricing, either of which could have a material adverse effect on the Company's financial condition and results of operations. The continued success of the Company will depend in part on the ability of the Company's management to anticipate, identify and respond to changing conditions.

     Dependence on Key Personnel. The Company believes that its success will depend in part on the continuing services of its key executives, including William P. Foley II, Chairman of the Board and Chief Executive Officer, and C. Thomas Thompson, President and Chief Operating Officer. In addition to his position with the Company, Mr. Foley currently serves as a director or executive officer of certain other business entities and a meaningful portion of his time is devoted to such other businesses. The loss of the services of either of these executives could have a material adverse effect upon the Company's business, and there can be no assurance that qualified replacements would be available. The Company's continued growth will also depend in part on its ability to attract and retain additional skilled management personnel.

     Government Regulations. The restaurant industry is subject to extensive federal, state and local governmental regulations, including those relating to the preparation and sale of food and those relating to building and zoning requirements. The Company and its franchisees are also subject to laws governing their relationships with employees, including minimum wage requirements, overtime, working and safety conditions and citizenship requirements. The Company is also subject to federal regulation and certain state laws which govern the offer and sale of franchises. Many state franchise laws impose substantive requirements on franchise agreements, including limitations on noncompetition provisions and on provisions concerning the termination or nonrenewal of a franchise. Some states require that certain materials be registered before franchises can be offered or sold in that state. The failure to obtain or retain licenses or approvals to sell franchises could adversely affect the Company and its franchisees. Many of the Company's employees are paid hourly rates based upon the federal and state minimum wage laws. Recent legislation increasing the minimum wage has resulted in higher labor costs to the Company and its franchisees. The Company anticipates that increases in the minimum wage may be offset through pricing and other cost control efforts; however, there can be no assurance that the Company or its franchisees will be able to pass such additional costs on to customers in whole or in part.

     Litigation. The Company is from time to time the subject of complaints and litigation from customers alleging illness, injury or other food quality, health or operational concerns. The Company also is the subject of complaints or allegations from employees and franchisees from time to time. The Company believes that the lawsuits, claims and other legal matters to which it is subject in the course of its business are not material to the Company's financial condition or results of operations, but an existing or future lawsuit or claim could result in an adverse decision against the Company that could have a material adverse effect on the Company's financial condition and results of operations.

     Anti-Takeover Provisions. The Company's Certificate of Incorporation and Bylaws include several provisions and features intended to render more difficult certain unsolicited or hostile attempts to acquire the Company. These features include, among other things, the establishment of a classified Board of Directors with staggered terms of office and cumulative voting in the election of directors, the requirement of a supermajority vote of stockholders to approve certain business combinations, the elimination of the right of stockholders to call special meetings of stockholders or to act by written consent, advance notice requirements for stockholder proposals and director nominations, provisions that directors may be removed only for cause and that vacancies in the Board of Directors may (unless the Board of Directors determines otherwise) be filled only by a majority of the remaining directors, and a requirement for a supermajority vote of stockholders to amend certain of the foregoing provisions. In light of the foregoing, the Company has elected, in its Certificate of Incorporation, not to be governed by Section 203 of the Delaware General Corporation Law, which limits the ability of a corporation to engage in certain "business combinations" (as defined therein) with an "interested stockholder" (as defined therein). In addition, the Board of Directors has the authority, without further action by the Company's stockholders, to issue up to five million shares of preferred stock in one or more series, and to fix the rights, preferences and restrictions thereof. These provisions could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of the Company. Such provisions could also limit the price that investors might be willing to pay in the future for shares of the Company's Common Stock. See "Description of Capital Stock."

     Stock Price Volatility. The market price of the Company's Common Stock has risen substantially since fiscal 1996. The market price of the Common Stock could be substantially affected by quarterly variations in the actual or anticipated results of operations of the Company, its competitors and other companies in the restaurant industry, as well as changes in general conditions in the economy, the financial markets or the quick-service restaurant industry, the failure by the Company to meet securities analysts' expectations, changes in securities analysts' recommendations regarding the Common Stock, the occurrence of natural disasters, or other developments affecting the Company or its competitors. In recent years the stock market has experienced significant price and volume fluctuations. This volatility has had a significant effect on the market prices of securities issued by many companies for reasons unrelated to the operating performance of these companies. These broad market fluctuations may adversely affect the market price of the Company's Common Stock.

     Ability to Pay Dividends. The Company currently follows a policy of paying semi-annual cash dividends on its Common Stock. However, the continued payment of dividends on the Common Stock will depend on certain factors including the Company's operating results, business requirements and financial condition and such other factors that the Company's Board of Directors considers relevant. Under certain circumstances, the Senior Credit Facility will restrict the ability of the Company to pay cash dividends on the Common Stock.

                               RESALES OF SHARES

     With the consent of the Company, this Prospectus may be used by Selling Stockholders who have received or will receive Shares in connection with acquisitions and who may wish to sell such Shares under circumstances requiring or making desirable its use. The Company may consent to the use of this Prospectus by Selling Stockholders for a limited period of time and subject to limitations and conditions which may be varied by agreement between the Company and one or more Selling Stockholders. Agreements with Selling Stockholders permitting use of this Prospectus may provide that an offering of Shares be effected in an orderly manner through securities dealers, acting as broker or dealer, selected by the Company; that Selling Stockholders enter into custody agreements with one or more banks with respect to such Shares; and that sales be made only by one or more of the methods described in this Prospectus, as appropriately supplemented or amended when required. Other than in circumstances where the Company may receive certain benefits in connection with price guaranty arrangements, the Company will not receive any of the proceeds from any sale of Shares offered hereby by a Selling Stockholder.

     Shares may be sold by Selling Stockholders hereunder on one or more exchanges or otherwise; directly to purchasers in negotiated transactions; by or through brokers or dealers, in ordinary brokerage transactions or transactions in which the broker solicits purchasers; in block trades in which the broker or dealer will attempt to sell Shares as agent but may position and resell a portion of the block as principal; in transactions in which a broker or dealer purchases as principal for resale for its own account; through underwriters or agents or in any combination of the foregoing methods. Shares may be sold at a fixed offering price, which may be changed, at the prevailing market price at the time of sale, at prices related to such prevailing market price or at negotiated prices. Any brokers, dealers, underwriters or agents may arrange for others to participate in any such transaction and may receive compensation in the form of discounts, commissions or concessions from Selling Stockholders and/or the purchasers of Shares. The proceeds to a Selling Stockholder from any sale of Shares will be net of any such compensation and of any expenses to be borne by the Selling Stockholder. If required at the time that a particular offer of Shares is made, a supplement to this Prospectus will be delivered that describes any material arrangements for the distribution of Shares and the terms of the offering, including, without limitation, the names of any underwriters, brokers, dealers or agents and any discounts, commissions or concessions and other items constituting compensation from the Selling Stockholder.

     Selling Stockholders and any brokers, dealers, underwriters or agents that participate with a Selling Stockholder in the distribution of Shares may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any discounts, commissions or concessions received by any such brokers, dealers, underwriters or agents and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

     The Company may agree to indemnify Selling Stockholders and/or any such brokers, dealers, underwriters or agents against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses in connection with the offering and sale of Shares.

     Selling Stockholders may also offer shares of Common Stock issued in past and future acquisitions by means of prospectuses under other available registration statements or pursuant to exemptions from the registration requirements of the Securities Act, including sales which meet the requirements of Rule 144 or Rule 145(d) under the Securities Act.

                          DESCRIPTION OF CAPITAL STOCK

     The authorized capital stock of the Company consists of 100,000,000 shares of common stock, par value $0.01 per share (the "Common Stock"), and 5,000,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock"). As of January 26, 1998, there were (i) 46,523,179 shares of Common Stock outstanding, excluding 6,096,708 shares of Common Stock reserved for issuance under the Company's stock option plans, of which 4,567,698 shares were issuable upon the exercise of stock options outstanding as of January 26, 1998, and excluding 4,091,465 shares of Common Stock reserved for issuance upon conversion of the Notes, and (ii) no shares of Preferred Stock outstanding.

COMMON STOCK

     The Company's Certificate of Incorporation provides for cumulative voting by holders of Common Stock in the election of directors. Holders of Common Stock are entitled to one vote per share with respect to all other matters as to which they are entitled to vote. Cumulative voting rights in the election of directors means that each holder of Common Stock is entitled at all elections of directors to as many votes as shall equal the number of votes that (except for the provision as to cumulative voting) he or she would be entitled to cast for the election of directors with respect to his or her shares of Common Stock multiplied by the number of directors to be elected, and such holder may cast all of such votes for a single director or may distribute them among the number of directors to be voted for, or for any two or more of them as he or she may see fit. The Company's Board of Directors is divided into three classes, with each class currently consisting of three directors (although one such class currently has a vacancy). One class is elected at each annual meeting of stockholders for a term of three years to succeed those directors whose terms expire at that annual meeting. Cumulative voting, when combined with the Company's classified Board of Directors, may make it more difficult for a third party to gain control of the Board of Directors of the Company.

     Subject to preferences that may be applicable to any then outstanding Preferred Stock, the holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of the Company, holders of Common Stock are entitled to share ratably in all assets remaining after payment of or provision for liabilities of the Company and the liquidation preference, if any, of any then outstanding Preferred Stock. Holders of Common Stock have no preemptive rights and have no right to convert their Common Stock into any other securities.

PREFERRED STOCK

     The Board of Directors has the authority, without further action by the stockholders, to issue shares of Preferred Stock from time to time in one or more series and to fix the number of shares to be included in each series, the designations, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions on such series, including but not limited to dividend rights, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption prices, liquidation preferences and to increase or decrease the number of shares of any such series. Although it presently has no intention to do so, the Board of Directors, without stockholder approval, could issue Preferred Stock with dividend, voting, conversion and other rights which could adversely affect the payment of dividends to, or the voting power or other rights of, the holders of Common Stock. The issuance of Preferred Stock may make it more difficult for a third party to gain control of the Company.

CERTAIN CHARTER PROVISIONS

     Certain of the provisions of the Company's Certificate of Incorporation and Bylaws will likely make it more difficult for another person or entity to effect certain business combinations with the Company or to take control of the Board of Directors of the Company. These provisions include, among others, (a) the establishment of a classified Board of Directors with staggered terms of office and the cumulative voting rights described above; (b) the requirements of a supermajority vote of stockholders to approve certain business combinations; (c) the elimination of the right of stockholders to call special meetings of stockholders or to act by written consent; (d) advance notice requirements for stockholder proposals and director nominations; (e) a provision that directors may be removed only for cause; and (f) a provision that a vacancy in any directorship, including a vacancy arising through an increase in the number of directors, may (unless the Board of Directors determines otherwise) be filled only by a majority of the remaining directors, even though less than a quorum, or by the sole remaining director. Any amendment or repeal of the provisions described in the preceding sentence (other than the provisions described in clause (d) above) must be approved by a majority of the directors then in office and by the affirmative vote of the holders of not less than 66 2/3% of the shares of Voting Stock (as defined in the Certificate of Incorporation) then outstanding. See "Risk Factors -- Anti-Takeover Provisions."

     The Company has elected in its Certificate of Incorporation not to be governed by Section 203 of the Delaware General Corporation Law, which limits the ability of a corporation to engage in certain "business combinations" (as defined in Section 203) with an "interested stockholder" (as defined in Section
203).

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for the Company's Common Stock is ChaseMellon Shareholder Services, L.L.C.

                            VALIDITY OF COMMON STOCK

     The validity of the Shares will be passed upon for the Company by Stradling Yocca Carlson & Rauth, a Professional Corporation, Newport Beach, California.

                                    EXPERTS

     The consolidated financial statements of CKE Restaurants, Inc. and its subsidiaries as of January 31, 1998 and 1997 and for each of the years in the three-year period ended January 31, 1998, incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the year ended January 31, 1998, have been so incorporated in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.

     The combined financial statements of Hardee's Food Systems, Inc. for each of the years in the three-year period ended December 31, 1996 incorporated in this Prospectus by reference from the Company's Current Report on Form 8-K dated July 15, 1997, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated herein by reference and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

======================================================

  NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY OFFER OR SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Forward-Looking Statements............     2
Available Information.................     2
Incorporation of Certain Documents by
  Reference...........................     3
The Company...........................     4
Risk Factors..........................     5
Resales of Shares.....................     9
Description of Capital Stock..........    10
Validity of Common Stock..............    11
Experts...............................    11

                            ------------------------
======================================================
======================================================

                           [LOGO OF CKE RESTAURANTS]

                                      LOGO

                             CKE RESTAURANTS, INC.
                                4,500,000 SHARES
                                  COMMON STOCK
                                   PROSPECTUS
                                           , 1998
======================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law (the "DGCL") makes provision for the indemnification of officers and directors in terms sufficiently broad to indemnify officers and directors of the Registrant under certain circumstances from liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. The Registrant's Certificate of Incorporation and Bylaws provide, in effect, that, to the fullest extent and under the circumstances permitted by Section 145 of the DGCL, the Registrant will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is a director or officer of the Registrant or is or was serving at the request of the Registrant as a director or officer of another corporation or enterprise. The Registrant may, in its discretion, similarly indemnify its employees and agents. The Registrant's Certificate of Incorporation relieves the Registrant's directors from monetary damages to the Registrant or its stockholders for breach of such directors' fiduciary duty as directors to the fullest extent permitted by the DGCL. Under Section 102(b)(7) of the DGCL, a corporation may relieve its directors from personal liability to such corporation or its stockholders for monetary damages for any breach of their fiduciary duty as directors except (i) for any breach of the directors' duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent violations of certain provisions of the DGCL imposing certain requirements with respect to stock repurchases, redemptions and dividends, or (iv) for any transaction from which the director derived an improper personal benefit. Depending upon the character of the proceeding, under Delaware law, the Registrant may indemnify against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the Registrant, and, with respect to a criminal action or proceeding, had no cause to believe his or her conduct was unlawful. To the extent that the director or officer of the Registrant has been successful in the defense of any action, suit or proceeding referred to above, the Registrant would have the right to indemnify him or her against expenses (including attorneys' fees) actually and reasonably incurred in connection therewith.

ITEM 21. EXHIBITS

     5.1    Opinion of Stradling Yocca Carlson & Rauth, a Professional
            Corporation.
    23.1    Consent of Stradling Yocca Carlson & Rauth, a Professional
            Corporation (included in Exhibit 5.1).
    23.2    Consent of KPMG Peat Marwick LLP.
    23.3    Consent of Deloitte & Touche LLP.
    24.1 Power of Attorney (included on the signature page to the Registration Statement -- see page II-3.)

ITEM 22. UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Provided, however, that paragraphs (i) and (ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

          (6) That every prospectus (i) that is filed pursuant to paragraph (5) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (7) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          (8) To supply by means of a post-effective amendment all required information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Anaheim, State of California, on the 14th day of May, 1998.

                                          CKE RESTAURANTS, INC.

                                          By: /s/ WILLIAM P. FOLEY II,
                                            ------------------------------------
                                                    William P. Foley II,
                                                   Chairman of the Board
                                                and Chief Executive Officer

                               POWER OF ATTORNEY

     Each of the undersigned officers and directors of CKE Restaurants, Inc. hereby constitutes and appoints William P. Foley II, Carl A. Strunk and Andrew
F. Puzder, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documentation in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in or about the premises, as fully to all interests and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                      SIGNATURE                                     TITLE                     DATE
                      ---------                                     -----                     ----

               /s/ WILLIAM P. FOLEY II                 Chairman of the Board, Chief      May 14, 1998
-----------------------------------------------------  Executive Officer and Director
                 William P. Foley II                   (Principal Executive Officer)

                 /s/ CARL A. STRUNK                    Executive Vice President and      May 14, 1998
-----------------------------------------------------  Chief Financial Officer
                   Carl A. Strunk                      (Principal Financial Officer and
                                                       Accounting Officer)

                /s/ BYRON ALLUMBAUGH                   Director                          May 14, 1998
-----------------------------------------------------
                  Byron Allumbaugh

                   /s/ PETER CHURM                     Director                          May 14, 1998
-----------------------------------------------------
                     Peter Churm

                 /s/ CARL L. KARCHER                   Director                          May 14, 1998
-----------------------------------------------------
                   Carl L. Karcher

                      SIGNATURE                                     TITLE                     DATE
                      ---------                                     -----                     ----
                 /s/ CARL N. KARCHER                   Director                          May 14, 1998
-----------------------------------------------------
                   Carl N. Karcher

              /s/ DANIEL D. (RON) LANE                 Vice Chairman of the Board and    May 14, 1998
-----------------------------------------------------  Director
                Daniel D. (Ron) Lane

                /s/ W. HOWARD LESTER                   Director                          May 14, 1998
-----------------------------------------------------
                  W. Howard Lester

                 /s/ FRANK P. WILLEY                   Director                          May 14, 1998
-----------------------------------------------------
                   Frank P. Willey

                                 EXHIBIT INDEX

EXHIBIT                                                                 SEQUENTIAL
NUMBER                            DESCRIPTION                           PAGE NUMBER
-------                           -----------                           -----------
  5.1     Opinion of Stradling Yocca Carlson & Rauth, a Professional
          Corporation, Counsel to the Registrant.                            --
 23.1     Consent of Stradling Yocca Carlson & Rauth, a Professional
          Corporation (included in the Opinion filed as Exhibit 5.1).        --
 23.2     Consent of KPMG Peat Marwick LLP.                                  --
 23.3     Consent of Deloitte & Touche LLP
 24.1     Power of Attorney (included on signature page to the
          Registration Statement at page II-3).                              --